Exhibit 99.1

Press Release

Contact: Chris Van Ens

Phone: 720.348.7762

UDR ANNOUNCES THIRD QUARTER 2012 RESULTS
~ New York Enters Same-Store Portfolio ~

DENVER, CO (October 29, 2012) – UDR, Inc. (the “Company”) (NYSE: UDR), a leading multifamily real estate investment trust, today announced its third quarter 2012 results.

The Company generated Funds from Operations (FFO) of $86.5 million or $0.33 per diluted share, for the quarter ended September 30, 2012, as compared to $73.0 million, or $0.32 per diluted share, in the third quarter of 2011. Excluding non-recurring items, the Company’s third quarter 2012 FFO-Core was $0.33 per diluted share. See the reconciliation below for further detail.

	Q3 2012	Q3 2011	YTD 2012	YTD 2011
FFO- Core per diluted share	$0.33	$0.32	$1.00	$0.94
Acquisition-related costs	(0.005)	(0.009)	(0.009)	(0.023)
Benefit/(Cost) associated with debt extinguishment	—	0.002	0.001	(0.013)
Gain on sale of marketable securities	—	0.011	—	0.027
Redemption of preferred stock	—	—	(0.011)	—
Gain on sale of TRS property	—	—	0.031	0.004
Other	—	(0.001)	(0.001)	(0.005)
FFO- Reported per diluted share	$0.33	$0.32	$1.01	$0.93

A reconciliation of FFO to GAAP Net Income can be found on Attachment 2 of the Company’s third quarter 2012 Supplemental Financial Information.

“The strong supply and demand fundamentals present in the multifamily industry continue to support the positive outlook for our business,” said Tom Toomey, UDR’s President and CEO.  Mr. Toomey continued, “The actions we have taken over the past three years to grow our portfolio in select high-barrier to entry markets and deleverage our balance sheet directly align with our objective of creating sustainable shareholder value.”

Operations

Same-store revenue increased 5.5 percent year-over-year while net operating income (NOI) increased 6.4 percent for the third quarter 2012. Same-store physical occupancy increased 10 basis points year-over-year to 95.8 percent. Same-store expenses increased 3.6 percent driven primarily by higher real estate taxes.

Resident turnover increased to an annualized rate of 66 percent from 65 percent in the third quarter of 2011.

Summary Same-Store Results Third Quarter 2012 versus Third Quarter 2011

		Expense				Number of
	Revenue Growth/	Growth/	NOI Growth/	% of Same- Store	Same-Store	Same-Store
Region	Decline	Decline	Decline	Portfolio [1]	Occupancy[2]	Homes[3]
Western	5.5%	7.8%	4.5%	40.2%	95.1%	12,617
Mid-Atlantic	5.2%	2.2%	6.6%	35.2%	96.3%	10,813
Southeastern	5.0%	0.7%	7.6%	17.9%	96.1%	9,515
Southwestern	7.5%	-0.9%	14.2%	6.7%	96.3%	3,507

Total	5.5%	3.6%	6.4%	100.0%	95.8%	36,452

[1] [2]	Based on QTD 2012 NOI. Average same-store occupancy for the quarter.

[3] During the third quarter, 36,452 apartment homes, or approximately 87 percent of 41,827 total consolidated apartment homes, were classified as same-store. The Company defines same-store as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Sequentially, same-store NOI increased by 0.9 percent driven by revenue growth of 1.8 percent and offset by a 3.6 percent increase in same-store expenses.

For the nine months ended September 30, 2012, the Company’s same-store revenue increased 5.3 percent as compared to the prior year while expenses increased 2.4 percent resulting in a same-store NOI increase of 6.8 percent as compared to the prior year period in 2011. Year-over-year occupancy was flat at 95.7 percent.

Summary Same-Store Results YTD 2012 versus YTD 2011

		Expense				Number of
	Revenue Growth/	Growth/	NOI Growth/	% of Same- Store	Same-Store	Same-Store
Region	Decline	Decline	Decline	Portfolio [1]	Occupancy[2]	Homes[3]
Western	5.9%	4.6%	6.4%	42.0%	94.9%	12,066
Mid-Atlantic	4.2%	2.3%	5.1%	31.1%	96.2%	9,127
Southeastern	4.8%	-1.0%	8.4%	20.4%	96.0%	9,515
Southwestern	8.3%	3.0%	12.2%	6.5%	96.3%	3,115

Total	5.3%	2.4%	6.8%	100.0%	95.7%	33,823

[1] [2]	Based on YTD 2012 NOI. Average same-store occupancy for YTD 2012.

[3] During the six months ended September 30, 2012, 33,823 apartment homes, or approximately 81 percent of 41,827 total consolidated apartment homes, were classified as same-store. The Company defines same-store as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent year.

Technology Platform

Improving the Company’s operational efficiency, while increasing resident satisfaction, are the compelling factors for our continued investment in technology. Residents have a high utilization rate of the Company’s technology platform:

Established Technology Initiatives:	Q3	2012	Q3	2011
Resident payments received via ACH	76%	77%
Service requests entered through MyUDR.com	76%	80%
Move-ins initiated via an internet source	60%	63%
Renewals completed electronically	84%	87%

Development Activity

The Company commenced construction on its Beach Walk development in Huntington Beach, CA. Prior to commencement, the Company acquired the remaining 10 percent ownership interest in Beach Walk from its former joint venture partner. The community will consist of 173 homes, has an estimated construction cost of $50.7 million and is expected to be delivered in the second quarter of 2014.

Joint Venture Investment Activity

The Company, through a joint venture, acquired a land parcel in Santa Monica, CA for $10.3 million.

Balance Sheet

At September 30, 2012, the Company had $1.1 billion in availability through a combination of cash and undrawn capacity on its credit facilities, giving the Company ample flexibility to meet its near-term capital needs for debt maturities, development and redevelopment activities.

The Company’s total indebtedness at September 30, 2012 was $3.3 billion. The Company ended the third quarter with fixed-rate debt representing 89 percent of its total debt, a total blended interest rate of 4.5 percent and a weighted average maturity of 4.8 years. UDR’s fixed charge coverage ratio (adjusted for non-recurring items) was 2.9 times.

Post Quarter Activity

Joint Venture Investment Activity

In a transaction scheduled to close on October 31, the Company will exchange its ownership interests in four operating communities and two land parcels in the UDR/MetLife I joint venture, in addition to $10 million in cash, for an increased ownership interest in The Olivian, an A-quality high-rise building located in downtown Seattle. At closing, the Company will own 50 percent of The Olivian and the community will be contributed to the UDR/MetLife II joint venture. The Company will continue to fee manage the four operating communities it will exchange out of. Additional transaction details are provided below:

						Pre-Transaction		Post-Transaction
				Income per Occupied		UDR Ownership		UDR Ownership
Community	Location	Homes	Year Built	Home[1]	Occupancy[1]	Interest	JV2	Interest	JV2
Acquired Ownership Interest
The Olivian	Seattle	224	2009	$3,451	96.6%	9.1%	ML I	50.0%	ML II
Relinquished Ownership Interest
7 Riverway	Houston	175	2007	$3,758	97.5%	—	ML I	—	n/a

Lodge at Lakecrest	Tampa	464	2008	$1,307	95.8%	—	ML I	—	n/a

Ashton South End	Charlotte	310	2009	$1,893	96.5%	—	ML I	—	n/a

Hawfield Farms	Charlotte	210	2009	$1,652	96.9%	—	ML I	—	n/a

W. Avg./Total		1,159	2009	$1,896	96.4%	12.0%	ML I	0.0%	n/a

2 Land Parcels	Houston, Chicago	n/a	n/a	n/a	n/a	3.1%	ML I	0.0%	n/a

[1] 3Q 2012 averages. [2] ML I represents the UDR/MetLife I joint venture. ML II represents the UDR/MetLife II joint venture.

The Olivian has a 4.5 percent, $63.4 million loan with a term of 7 years. Debt on the four operating communities and two land parcels in which UDR will exchange out of totals $134.7 million, carries a weighted average interest rate of 3.5 percent and has a term of 7 years.

Supplemental Information

The Company offers Supplemental Financial Information that provides details on the financial position and operating results of the Company which is available on the Company’s website at www.udr.com.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 11:00 a.m. EDT on October 29, 2012 to discuss third quarter results. A webcast will be available on the Company’s website at www.udr.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the teleconference dial 877-941-0844 for domestic and 480-629-9835 for international and provide the following conference ID number: 4565351.

A replay of the conference call will be available through November 30, 2012, by dialing
800-406-7325 for domestic and 303-590-3030 for international and entering the confirmation number, 4565351, when prompted for the pass code.

A replay of the call will be available for 90 days on the Company’s website at www.udr.com.

Full Text of the Earnings Report and Supplemental Financial Information

Internet — The full text of the earnings report and Supplemental Financial Information will be available on the Company’s website at www.udr.com.

Mail — For those without Internet access, the third quarter 2012 earnings report and Supplemental Financial Information will be available by mail or fax, on request. To receive a copy, please call UDR Investor Relations at 720-348-7762.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park® development, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This release and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

About UDR, Inc.

UDR, Inc. (NYSE:UDR), an S&P 400 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of September 30, 2012, UDR owned or had an ownership position in 54,985 apartment homes including 2,441 homes under development. For 40 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Attachment 1

UDR, Inc.
Consolidated Statements of Operations(1)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2012	2011	2012	2011
Rental income	$181,766	$163,859	$531,483	$452,308
Rental expenses:
Real estate taxes and insurance	22,633	19,949	65,079	55,113
Personnel	14,479	12,153	41,648	36,541
Utilities	9,641	8,898	27,682	24,495
Repair and maintenance	8,660	8,869	25,994	23,914
Administrative and marketing	4,059	2,958	11,511	9,515
Property management	4,998	4,507	14,615	12,439
Other operating expenses	1,467	1,495	4,284	4,473
	65,937	58,829	190,813	166,490
Non-property income:
Loss from unconsolidated entities	(719)	(1,580)	(5,822)	(4,260)
Tax valuation allowance for RE3 (2)	—	—	22,876	—
Joint venture management fees	3,320	2,542	9,026	6,353
Gain on sale of investments	—	2,550	—	5,673
Interest and other income	1,235	137	2,435	592

	3,836	3,649	28,515	8,358
Other expenses:
Real estate depreciation and amortization	88,223	85,835	260,604	235,958
Interest	31,837	39,616	108,409	111,656
Amortization of convertible debt premium	—	359	—	1,077
Other debt charges/(benefits), net (3)	8	(7)	(277)	4,052

Total interest	31,845	39,968	108,132	116,785
Acquisition-related costs	1,312	2,047	1,808	4,771
Severance charges	—	254	—	1,025
General and administrative	8,710	9,559	31,331	29,455
Tax (benefit)/expense for RE3, net	(2,960)	59	(5,778)	173
Other depreciation and amortization	1,078	983	3,013	3,012
	128,208	138,705	399,110	391,179
Loss from continuing operations	(8,543)	(30,026)	(29,925)	(97,003)
(Loss)/income from discontinued operations	(1,133)	16,240	263,183	69,470

Consolidated net (loss)/income	(9,676)	(13,786)	233,258	(27,533)
Net loss/(income) attributable to non-controlling interests	645	535	(8,781)	1,058

Net (loss)/income attributable to UDR, Inc.	(9,031)	(13,251)	224,477	(26,475)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)	(2,793)	(2,793)
Distributions to preferred stockholders — Series G	—	(1,377)	(2,286)	(4,210)
Premium on preferred stock repurchases, net	—	—	(2,791)	(175)
Net (loss)/income attributable to common stockholders	$(9,962)	$(15,559)	$216,607	$(33,653)

Earnings/(loss) per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders	($0.04)	($0.15)	($0.20)	($0.53)
Income from discontinued operations	$0.00	$0.08	$1.12	$0.35
Net (loss)/income attributable to common stockholders	($0.04)	($0.07)	$0.92	($0.17)
Common distributions declared per share	$0.220	$0.200	$0.660	$0.585
Weighted average number of common shares outstanding — basic and diluted	249,825	213,816	235,173	195,723

(1)	See Attachment 12 for definitions and other terms.

(2)	Represents the net tax benefit from the one-time reversal of a valuation allowance from the Company’s taxable REIT subsidiary (“TRS”).

(3)	Prepayment penalties, write-off of deferred financing costs and fair market value adjustments on early debt extinguishment.

Attachment 2

UDR, Inc.
Funds From Operations(1)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2012	2011	2012	2011
Net income/(loss) attributable to UDR, Inc.	$(9,031)	$(13,251)	$224,477	$(26,475)
Distributions to preferred stockholders	(931)	(2,308)	(5,079)	(7,003)
Real estate depreciation and amortization, including discontinued operations	88,223	96,554	266,944	271,830
Non-controlling interests	(645)	(535)	8,781	(1,058)
Real estate depreciation and amortization on unconsolidated joint ventures	6,852	2,956	22,634	8,648
Net loss/(gain) on the sale of depreciable property in discontinued operations, excluding RE3	1,133	(11,364)	(243,649)	(55,172)
Tax benefit for RE3	—	—	(22,876)	—
Premium on preferred stock repurchases, net	—	—	(2,791)	(175)
Funds from operations (“FFO”) — basic	$85,601	$72,052	$248,441	$190,595

Distribution to preferred stockholders — Series E (Convertible)	931	931	2,793	2,793
Funds from operations — diluted	$86,532	$72,983	$251,234	$193,388

FFO per common share — basic	$0.33	$0.32	$1.02	$0.94

FFO per common share — diluted	$0.33	$0.32	$1.01	$0.93

Weighted average number of common shares and OP Units outstanding — basic	259,231	222,051	244,587	202,711
Weighted average number of common shares, OP Units, and common stock
equivalents outstanding — diluted	263,631	227,243	248,983	207,854

(1) See Attachment 12 for definitions and other terms.

Attachment 3

UDR, Inc.
Consolidated Balance Sheets

	September 30,	December 31,
In thousands, except share and per share amounts	2012	2011
	(unaudited)	(audited)
ASSETS
Real estate owned:
Real estate held for investment	$7,495,985	$7,269,347
Less: accumulated depreciation	(1,842,520)	(1,605,090)

	5,653,465	5,664,257
Real estate under development
(net of accumulated depreciation of $0 and $570)	355,465	246,229
Real estate sold or held for disposition
(net of accumulated depreciation of $0 and $226,067)	-	332,258

Total real estate owned, net of accumulated depreciation	6,008,930	6,242,744
Cash and cash equivalents	82,377	12,503
Restricted cash	25,091	24,634
Deferred financing costs, net	26,810	30,068
Notes receivable	63,998	-
Investment in unconsolidated joint ventures	579,338	213,040
Other assets	124,358	198,365
Total assets	$6,910,902	$6,721,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,439,762	$1,891,553
Unsecured debt	1,902,953	2,026,817
Real estate taxes payable	26,414	13,397
Accrued interest payable	29,498	23,208
Security deposits and prepaid rent	38,737	35,516
Distributions payable	57,916	51,019
Deferred fees and gains on the sale of depreciable property	29,458	29,100
Accounts payable, accrued expenses, and other liabilities	97,164	95,485
Total liabilities	3,621,902	4,166,095
Redeemable non-controlling interests in operating partnership	233,379	236,475
Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
2,803,812 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,803,812 shares at December 31, 2011)	46,571	46,571
0 shares of 6.75% Series G Cumulative Redeemable issued
and outstanding (3,264,362 shares at December 31, 2011)	—	81,609
Common stock, $0.01 par value; 350,000,000 shares authorized
250,136,597 shares issued and outstanding (219,650,225 shares at December 31, 2011)	2,501	2,197
Additional paid-in capital	4,098,089	3,340,470
Distributions in excess of net income	(1,082,458)	(1,142,895)
Accumulated other comprehensive loss, net	(13,073)	(13,902)

Total stockholders’ equity	3,051,630	2,314,050
Non-controlling interest	3,991	4,734
Total equity	3,055,621	2,318,784
Total liabilities and stockholders’ equity	$6,910,902	$6,721,354

Attachment 12

UDR, Inc.
Defined Terms
September 30, 2012

Definitions
Funds from Operations (“FFO”)
defined as net income (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in
April 2002. The Company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

RE3
a taxable REIT subsidiary (“TRS”) that focuses on development, land entitlement and short-term hold investments.
RE3 gain on sales, net of taxes, is defined as net sales proceeds less a tax provision and any related valuation allowance release, and the gross investment basis of the asset before accumulated depreciation. The
Company considers FFO with RE3 gain on sales, net of taxes, to be a meaningful supplemental measure of performance because the short-term use of funds produces a profit which differs from the traditional long-term investment in real estate for REITs.

Same-Store (“SS”)
includes those communities acquired, developed, and stabilized prior to July 1, 2011 and held as of September 30,
2012. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year. A community is considered to have stabilized occupancy once it achieves 90%
occupancy for at least three consecutive months.

Net Operating Income (“NOI”)
defined as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent. Management views NOI as a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income given that it is absent corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations.

Total Income per Occupied Home	represents total residential revenues divided by the product of occupancy and the number of mature apartment homes.
Acquired Communities	consist of all multifamily properties acquired by the Company, other than through development activity, that are not included in Same-Store Communities.
Redevelopment Communities	consist of properties where greater than 10% of available apartment homes are off-line for major renovation.
Development Communities
consist of all multifamily properties recently developed or under development by the Company, and which are currently majority owned by the Company and had not achieved stabilization at least one year prior to the beginning of the most recent quarter.

Commercial/Retail and Other	consist of the non-apartment components of mixed use properties and properties being prepared for redevelopment and where a material change in home count has occurred.
Sold Communities	consist of properties sold prior to September 30, 2012.
Stabilization	occurs with the initial achievement of 90% occupancy for at least three consecutive months.
Physical Occupancy	represents the number of occupied homes divided by the total homes available for a property.
Return on Invested Capital (“ROIC”)	represents the referenced quarter’s NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.
Other Properties	includes joint venture properties, properties being prepared for redevelopment and where a material change in home count has occurred, and the non-apartment components of mixed use properties.
Interest Coverage Ratio
net income, less interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, minority interests, net gain on the sale of depreciable property, excluding RE3 and income tax, divided by total interest.

Fixed Charge Coverage Ratio
net income, less interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, minority interests, net gain on the sale of depreciable property, excluding RE3 and income tax, divided by total interest plus preferred dividends.

Estimated Completion Date	the date on which construction is expected to be completed, but does not represent the date of stabilization.
Date of Initial Stabilized Operations	initial quarter when operations stabilize. Development stabilized yield is based on forward 12 month NOI projection from this date divided by estimated construction cost.